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                                  EXHIBIT 10.7

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

                   BETWEEN ORIX PRIME WEST BROOMFIELD VENTURE

                                      AND

                         WELLS DEVELOPMENT CORPORATION

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------


  THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 11 day of February, 1998, by and between ORIX PRIME WEST BROOMFIELD VENTURE, a Colorado general partnership (hereinafter referred to as "Seller"), and WELLS DEVELOPMENT CORPORATION, a Georgia corporation (hereinafter referred to as "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

  WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

  NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

  1.  Purchase and Sale of Property. Subject to and in accordance with the terms
      -----------------------------
and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

      (a) all that tract or parcel of land located in the County of Boulder, State of Colorado containing approximately 5.143 acres, and being more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (herein referred to as the "Land"); and

      (b) Seller's interest in all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

      (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain 3 story office building (the "Building") containing approximately 51,974 rentable square feet of office space, the parking areas containing approximately 200 parking spaces and other amenities constructed on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures owned by Seller and located on or to be located on the Land (all of which are herein collectively referred to as the "Improvements"); and

      (d) all personal property owned by Seller and located on or to be located on or in, or used in connection with, the Land and Improvements (all of which are herein collectively referred to as the "Personal Property"); and

      (e) all of Seller's right, title, and interest, as landlord or lessor, in and to the Leases (as hereinafter defined); and

      (f) all of Seller's right, title, and interest, if any, in and to the plans and specifications with respect to the Improvements and any transferable guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements, including Seller's interest in the name of the Improvements and the logo therefor, if any.

   2.  Earnest Money.  Within two (2) business days after the Effective Date (as
       -------------
defined in Section 29), Purchaser shall deliver to Security Title Guaranty Co. ("Escrow Agent"), whose offices are at Orchard Place I, 5995 Greenwood Plaza Blvd, Suite 110, Greenwood Village, Colorado 80111-4710, Purchaser's check, payable to Escrow Agent, in the amount of $50,000 (the "Earnest Money"). The Earnest Money shall be held and disbursed by Escrow Agent pursuant to a written Escrow Agreement, a copy of which is attached hereto as Exhibit "B" and by this reference made a part hereof (the "Escrow Agreement"). The Earnest Money shall be refunded by Escrow Agent to Purchaser at Closing (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement and the Escrow Agreement. All interest and other income from time to time earned on the Earnest Money shall belong to Purchaser and shall be disbursed to Purchaser at any time and from time to time as Purchaser shall direct Escrow Agent, all as provided in the Escrow Agreement. In no event shall any such interest or other income be deemed a part of the Earnest Money.

  3.  Purchase Price. Subject to adjustment and credits as otherwise specified
      --------------
in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be EIGHT MILLION TWO HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($8,275,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available federal funds subject to prorations, adjustments and credits as otherwise specified in this Agreement.

  4.  Purchaser's Inspection and Review Rights. Commencing on the Effective Date
      ----------------------------------------
and ending on the date of Closing, and subject to the rights of the Tenants (as hereinafter defined), Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time upon 24 hours advance notice, which notice may be given to Prime West Real Estate Services, Inc. (the "Manager"). Purchaser agrees not to interfere with the operation of Tenant's business. Purchaser further agrees it will not enter the premises of any tenant unless accompanied by a representative of Manager. Such privilege shall include the right to make tests, borings, and other tests to obtain information necessary to determine surface and subsurface conditions, provided, however, that no borings shall be made without the advance consent of Seller, which consent shall not be unreasonably withheld, and Purchaser shall provide a certificate of insurance reasonably satisfactory to Seller prior to such tests. Such privilege shall also include the right to make any other tests deemed reasonably necessary by Purchaser. Purchaser hereby agrees to indemnify and hold Seller harmless from any liens, claims, liabilities, expenses and damages, including, without limitation, reasonable attorney's fees, incurred through the exercise of such privilege; Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege; and said indemnities shall survive any termination of this Agreement. At all reasonable times prior to the Closing (as hereinafter defined), Seller shall make available to Purchaser, or Purchaser's agents and representatives, at the offices of Manager and for copying at Purchaser's expense, all books, records, and files in Seller's possession relating to the ownership (exclusive of partnership documentation) and operation of the Property, including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of the books, records, and files relating to the Property. Seller further agrees to provide copies of any of such books, records, and files as may be reasonably requested by Purchaser, with the copying costs to be borne by Purchaser. Seller further agrees to provide to Purchaser prior to the date which is five (5) business days after the Effective Date the most current surveys of the Land and Improvements in the possession of Seller. Seller further agrees to provide to Purchaser prior to the date which is five (5) days after the Effective Date, a statement (the "Operating Statement") setting forth all revenues from the Property and setting forth all costs and expenses of operating, maintaining, and repairing the Property (and the costs of replacing component parts thereof) incurred by Seller, in each case during the entire period from the date the Building first went into operation, through December 31, 1997.Seller shall also use its reasonable efforts during the Inspection Period to cause Scott, Cox & Associates, Inc. to address its Phase I Environmental Audit dated September, 1994 and its summary of pier drilling dated August 11, 1995, to Purchaser in such a way that Purchaser shall be entitled to rely on same.

  5.  Special Condition to Closing. Purchaser shall have 45 days after the
      ----------------------------
Effective Date (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate prior to 5:00 p.m. Denver, Colorado time on the last day of the Inspection Period. In the event this Agreement is so terminated, Seller shall be entitled to receive the sum of One Hundred Dollars ($100), whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $100 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

  6.  General Conditions Precedent to Purchaser's Obligations Regarding the
      ---------------------------------------------------------------------
Closing. In addition to any other conditions to Purchaser's obligations
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hereunder, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (as hereinafter defined), any of which may be waived by written notice from Purchaser to Seller:

      (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement.

      (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

      (c) There shall have been no material adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as have been approved by Purchaser as Permitted Exceptions (as hereinafter defined) and the Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

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

      (d) Purchaser shall have received the Tenant Estoppel Certificates (as hereinafter defined), duly executed by the Tenants (as hereinafter defined), provided however that with respect to any tenants occupying less than 5000 square feet of rentable floor space, Seller may substitute its certification regarding such matters if Seller has not been able to obtain a certificate from such tenant.

      (e) Purchaser shall have received the Title Commitment, marked to change the effective date thereof through the date and time of recording the Special Warranty Deed from Seller to Purchaser, to reflect that Purchaser is vested with the fee simple title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied.

      (f) There shall have been no material adverse change in the condition of the Property or the improvements thereon subsequent to the Inspection Period.

  7.  Title and Survey.  Seller covenants and agrees that Seller, at its sole
      ----------------
cost and expense, shall, on or before ten (10) days after the Effective Date of this Agreement cause First American Title Insurance Company, or such other such title insurance company acceptable to Purchaser (herein referred to as the "Title Company"), to deliver to Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon the recording of the Special Warranty Deed conveying title to the Property from Seller to Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an owner's policy (ALTA 1992) of title insurance with extended coverage, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Property to be in Purchaser without exception (including any general exception) except for matters set forth on Exhibit "C" attached hereto and by this reference made a part thereof (herein referred to as the "Permitted Exceptions"). The Title Policy to be issued shall not contain any exception for mechanic's or materialman's liens or any exception for unpaid taxes other than an exception for taxes not yet due and payable. Such Title Policy shall not contain any exception for rights of parties in possession other than an exception for the right of the Tenants (as hereinafter defined) under the Leases. If the Title Commitment shall contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, the Title Commitment shall provide that such exception will be deleted upon the presentation of an "as-built" survey, in which case the Title Commitment shall be amended to contain an exception only for the matters shown on the as-built survey which Seller shall obtain at its sole cost and expense for the benefit of Purchaser. Seller shall also cause to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment and the copies of the documents and instruments referred to therein, shall then have twenty (20) days from the later of the date of such delivery or the Effective Date during which to examine the same, after which Purchaser shall notify Seller of any defects or objections affecting the marketability of the title to the Property including the Permitted Exceptions. Purchaser shall also have the right to object to any matters arising subsequent to the date of the Title Commitment. Seller shall then have until the Closing to cure such defects and objections and shall, in good faith, exercise reasonable diligence to cure such defects and objections. If Seller fails to satisfy such defects or objections by the date of Closing, then, at the option of Purchaser:
(i) if any such defects or objections arose by, through, or under Seller or if any such defects or objections consist of taxes, mortgages, deeds of trust, deeds to secure debt, mechanic's or materialman's liens, or other such monetary encumbrances, Purchaser shall have the right to cure such defects or objections, in which event the Purchase Price shall be reduced by an amount equal to the costs and expenses incurred by Purchaser in connection with the curing of such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement; or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon any Earnest Money shall be refunded promptly to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (iii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions"; or (iv) Purchaser may elect to extend the Closing for thirty (30) days in order to allow Seller additional time to satisfy such defects and objections. If the Purchaser elects option (iv) above, and such defects and objections are not cured by Seller to the satisfaction of Purchaser within such extended time period, Purchaser shall then have the options set forth in items
(i), (ii), and (iii) above.

  8.  Representations and Warranties of Seller. Seller hereby makes the
      ----------------------------------------
following representations and warranties to Purchaser:

        (a)  Leases.  Attached hereto as Exhibit "D" and by this
             ------
     reference made a part hereof is a true and accurate rent roll relating to the Property, including, without limitation, the name of each tenant ("Tenant" or "Tenants") and any guarantor, base rent and estimated additional rent payable under each lease, the commencement and expiration date, any concessions and any rent arrearages. Seller shall deliver to Purchaser within five days of the Effective Date copies of all leases described on the rent roll, together with all modifications and amendments to such Leases (such leases, as modified and amended, being herein referred to as the "Lease" or "Leases"). Seller is the "landlord" under the Leases and owns unencumbered legal title to the Leases and the rents and other income thereunder, except for such matters as shall be discharged by Seller at Closing.

        (b) Leases - Assignment. To Seller's knowledge, no Tenant has assigned
            -------------------
     its interest in its Lease or sublet any portion of the premises leased to the Tenant under its Lease, except as set forth on Exhibit "D".

        (c) Leases - Default. (i) Seller has not received any notice of
            ----------------
     termination or default under any Lease, (ii) there are no existing or uncured defaults by Seller or, to the Seller=s knowledge, by the Tenant under any Lease, (iii) there are no events which with the passage of time or notice, or both, would constitute a default by Seller or, to the Seller's knowledge, by any Tenant, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Leases, and
     (iv) Seller has not received notice that any Tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to its Lease.

        (d) Leases - Rents and Special Consideration. No Tenant: (i) has prepaid
            ----------------------------------------
     rent for more than one month in advance under its Lease, (ii) has received or is entitled to receive any rent concession in connection with its tenancy under its Lease, except as expressly set forth in its Lease (iii) is entitled to any special work (not yet performed), or consideration (not yet given) in connection with its tenancy under its Lease except as reflected on Exhibit "D" and for which funds shall be escrowed at Closing; and (iv) has any deed, option, or other evidence of any right or interest in or to the Property, except as evidenced by the express terms of its Lease. The parties acknowledge that the purchase price has been calculated on the assumption that rent will be due and payable under all Leases commencing no later than the date of Closing, and, in the event rent has not commenced under the leases to Direct Marketing Technology and Transecon, Inc. with respect to suites 108 and 105, respectively, by the date of Closing, then, with respect to such Leases, Seller agrees to pay the rent and other charges pursuant to a master lease or other arrangement in the same manner as if such Leases had taken effect and rent had commenced thereunder. The master lease or other arrangement shall terminate with respect to each such lease when the tenant thereunder begins the payment of rent.

        (e) Leases - Commissions. All commissions payable under, relating to, or
            --------------------
     as a result of the Leases have been cashed-out and paid and satisfied in full by Seller or by Seller's predecessor in title to the Property or will be so satisfied on or before Closing.

        (f) Service Contracts.  Attached hereto and incorporated herein by this
            -----------------
     reference as Exhibit "E" is a complete and accurate list and description of all of the service contracts, management agreements, or other agreements (other than the Leases) which are in effect and which relate to the operation, management, or maintenance the Property (said agreements being herein collectively referred to as the "Service Contracts"). Seller shall provide Purchaser with complete and accurate copies of all Service Contracts within five (5) business days after the Effective Date of this Agreement. All such Service Contracts are in full force and effect in accordance with their respective provisions, and to Seller=s knowledge there is no default, or claim of default, or any event which with the passage of time or notice, or both, would constitute a default on the part of any party to any of such Service Contracts. Seller represents that all Service Contracts are terminable on 30 days notice. Seller has canceled or will cancel, effective as of the Closing, any agreement in the nature of a management agreement or service contract between Seller and any party affiliated with or related to Seller.

        (g) No Other Agreements. Other than the Leases, the Service Contracts
            -------------------
     and the Permitted Exceptions, Seller has not entered into any leases, service contracts, management agreements, or other agreements or instruments, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.


        (h) No Litigation. There are no actions, suits, or proceedings pending,
            -------------
     or to Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller have any knowledge of any basis for such action. Seller has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

        (i) Condemnation. To Seller's knowledge no condemnation or other taking
            ------------
     by eminent domain of the Property or any portion thereof has been instituted and, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

        (j) Violations. Seller has not received written notice of any violations
            ----------
     of law, municipal or county ordinances, or other legal requirements with respect to the Property that remain uncured. Seller will obtain a letter from applicable authorities addressed to Purchaser and confirming that the Property is currently zoned in a classification such as will permit the operation of the Property as an office building and the conditions, if any, to the granting of the zoning of the Property have been satisfied.

        (k) Employees. There are no employment, collective bargaining, or
            ---------
     similar agreements or arrangements between Seller and any of its employees or others which will be binding on Purchaser or any of Purchaser's successors in title.

        (l) Bankruptcy. Seller is solvent and has not made a general assignment
            ----------
     for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or to Seller's knowledge against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

        (m) Pre-existing Right to Acquire. No person or entity has any right or
            -----------------------------
     option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser, except as set forth in the Leases.

        (n) Effect of Certification. Neither this Agreement nor the transactions
            -----------------------
     contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Leases, the Service Contracts, or the Permitted Exceptions.

        (o) Authorization. This Agreement has been duly authorized and executed
            -------------
     on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

        (p) Seller Not a Foreign Person. Seller is not a "foreign person" which
            ---------------------------
     would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

        (q) Utilities. All installation and connection charges for utilities
            ---------
     serving the Property have been paid in full.

        (r) Property Taxes. All property taxes required to be paid with respect
            --------------
     to the Property under any law, ordinance rule, regulation, order, or requirement of any governmental authority have been, or will be, as the case may be, truthfully, correctly, and timely paid. Seller agrees to provide copies of all ad valorem tax bills for 1997, within five business days after the later of the Effective Date or receipt by Seller of such bills.

        (s) Operating Statement. The Operating Statement delivered to Purchaser
            -------------------
     shall be true, correct and complete in all material respects.

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing, which disclosures shall thereafter be updated by Seller to the date of Closing. If there is any change in any representations or warranties and Seller does not cure or correct such changes prior to Closing, then Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, or (ii) terminate this Agreement by written notice to Seller, whereupon any Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement.

  9. Seller's Additional Covenants.  Seller does hereby further covenant and
     -----------------------------
agree as follows:

         (a)  Operation of Property.  Seller hereby covenants that, from the
              ---------------------
     date of this Agreement up to and including the date of Closing or earlier termination hereof, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) except for an amendment to the Lease with Direct Marketing Technology, Inc. on terms and conditions set forth in Exhibit "D", not modify, amend, or terminate the Leases or enter into any new lease, contract, or other agreement respecting the Property, without the consent of Purchaser, which consent shall not be withheld or delayed and (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property.

         (b)  Preservation of Leases.  Seller shall, from and after the date of
              ----------------------
     this Agreement to the date of Closing, use commercially reasonable efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Leases, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenants under the Leases to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Leases and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Leases.

         (c)  Tenant Estoppel Certificates.  Subject to the provisions of
              ----------------------------
     subparagraph 6(d) above, prior to Closing, Seller shall use its best efforts to obtain and deliver to Purchaser a fully completed and duly executed estoppel certificate from each Tenant in the form attached hereto as Exhibit "F" (herein referred to as the "Tenant Estoppel Certificates"). The Tenant Estoppel Certificates shall be executed as of a date not more than thirty (30) days prior to Closing.

         (d)  Insurance.  From and after the date of this Agreement to the
              ---------
     date and time of Closing, Seller shall, at its expense, continue to maintain the insurance policies covering the Property which are currently in force and effect.

        (e) Securities Act Compliance. Seller acknowledges that Purchaser may be
            -------------------------
     required by the Securities and Exchange Commission to file audited financial statements for one to three years with regard to the Property. At no cost or liability to Seller, Seller shall (i) cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with access to Seller=s books and records with respect to the ownership, management, maintenance, and operation of the Property for the applicable period, and permit them to copy the same, (ii) execute a form of Arep@ letter in form and substance reasonably satisfactory to Seller, and (iii) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. Purchaser will pay the costs associated with any such audit.

  10.  Closing.  Provided that all of the conditions set forth in this Agreement
       -------
are theretofore satisfied or performed in all material respects, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before March 31, 1998, and at such specific time and date as shall be designated by Purchaser in a written notice to Seller not less than five (5) days prior to Closing at the office of the Title Company, and, absent notice, at 10:00 a.m., local time, on March 31, 1998.

  11.  Seller's Closing Documents.  For and in consideration of, and as a
       --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required):

        (a) Special Warranty Deed. A Special Warranty Deed ("Warranty Deed") in
            ---------------------
     the form of Exhibit "G" hereto conveying to Purchaser marketable fee simple title to the Land and Improvements, together with all rights, members, easements, and appurtenances thereto, subject only to the Permitted Exceptions. The legal description set forth in the Warranty Deed shall be as set forth on Exhibit "A" attached hereto. In the event Purchaser shall obtain a new or updated survey of the Land and Improvements and the legal description set forth in Purchaser's survey shall differ from the legal description set forth on Exhibit "A" hereto, Seller shall execute and deliver to Purchaser a quitclaim deed containing a legal description based upon such survey obtained by Purchaser;

        (b) Bill of Sale. A Bill of Sale conveying to Purchaser marketable title
            ------------
     to the Personal Property in the form and substance of Exhibit "H" attached hereto and by this reference made a part hereof;

        (c) Blanket Transfer. A Blanket Transfer and Assignment in the form and
            ----------------
     substance of Exhibit "I" attached hereto and by this reference made a part hereof;

        (d) Assignment and Assumption of Leases. An Assignment and Assumption of
            -----------------------------------
     Leases in the form and substance of Exhibit "J" attached hereto and by this reference made a part hereof, assigning to Purchaser all of Seller's right, title, and interest in and to the Leases and the rents thereunder;

        (e) ALTA Affidavit. A customary ALTA affidavit in the form required by
            --------------
     the Title Company;

        (f) FIRPTA Certificate. A FIRPTA Certificate in the form and substance
            ------------------
     of Exhibit "K" attached hereto and by this reference made a part hereof;

        (g) Surveys and Plans. Such surveys, site plans, plans and
            -----------------
     specifications, and other matters relating to the Property as are described in subparagraph (a) of the Blanket Transfer and Assignment and are in the possession of Seller or Seller's agents;

        (h) Certificates of Occupancy. The original certificates of occupancy
            -------------------------
     for all space within the Improvements;

        (i) Leases. An original executed counterpart or certified copy of the
            ------
     Leases and all amendments to and modifications thereof;

        (j) Estoppel Certificates.  The Tenant Estoppel Certificates;
            ---------------------

        (k) Keys and Records. All of the keys to any doors or locks on the
            ----------------
     Property and the original tenant files and other books and records relating to the Property (other than Seller=s partnership documents) in Seller's possession;

        (l) Tenant Notice.  Notice from Seller to each Tenant of the
            -------------
     sale of the Property to Purchaser in the form of Exhibit "L" hereto;

        (m) Settlement Statement. A settlement statement setting forth the
            --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

        (n) Assignment and Assumption of Service Contracts. An Assignment and
            ----------------------------------------------
     Assumption of Service Contracts in the form and substance of Exhibit "EE" hereto; and

        (o) Other Documents. Such other documents as shall be reasonably
            ---------------
     required by Purchaser's counsel.

     12. Purchaser's Closing Documents. Purchaser shall deliver the balance of
         -----------------------------
the Purchase Price and shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

        (a) Assignment and Assumption of Leases. The Assignment and Assumption
            -----------------------------------
      of Leases in the form and substance of Exhibit "J" hereto;

        (b) Settlement Statement. A settlement statement setting forth the
            --------------------
      amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

        (c) Assignment and Assumption of Service Contracts. An Assignment and
            ----------------------------------------------
      Assumption of Service Contracts in the form and substance of Exhibit "EE" hereto.

        (d) Other Documents. Such other documents as shall be reasonably
            ---------------
      required by Seller's counsel.

     13. Closing Costs. Seller shall pay the cost of the Title Commitment,
         -------------
 including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto (with extended coverage but not with endorsements not expressly called for herein), the cost of the as-built survey, the cost (to the extent it is customary for Seller to pay such costs) of any documentary, transfer, recording or other similar tax imposed by the State of Colorado, Boulder County and local transfer taxes, if any, upon the conveyance of the Property pursuant hereto, the attorneys' fees of Seller, one-half of any escrow fee and all other costs and expenses incurred by Seller in Closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay its attorneys' fees, the cost (to the extent it is customary for Purchaser to pay such costs) of any documentary, transfer, recording or other similar tax imposed by the State of Colorado, Boulder County and local transfer taxes, if any, upon the conveyance of the Property pursuant hereto, the costs of any endorsements to the Title Policy not expressly provided for herein, one-half of any escrow fee and all other costs and expenses incurred by Purchaser in Closing and consummating the purchase and sale of the Property pursuant hereto.

  14.  Prorations.  The following items shall be prorated and/or credited
       ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

         (a) Rents. Rents, additional rents, operating costs, and other income
             -----
     of the Property (other than security deposits which shall be credited or assigned to Purchaser at Closing) collected by Seller from Tenants for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by any Tenant for any period following the month of Closing. Seller hereby acknowledges that Purchaser shall not be legally responsible to Seller for the collection of any uncollected rent or other income under the Leases that is past due or otherwise due and payable as of the date of Closing. Purchaser agrees that if (i) any Tenant is in arrears on the date of Closing in the payment of rent or other charges under its Lease, and (ii) upon Purchaser's receipt of any rental or other payment from such Tenant, such Tenant is, or after application of a portion of such payment will be, current under its Lease in the payment of all accrued rental and other charges that become due and payable on the date of Closing or thereafter and in the payment of any other obligations of Tenant to Purchaser, then Purchaser shall refund to Seller, out of and to the extent of the portion of such payment remaining after Purchaser deducts therefrom any and all sums due and owing to Purchaser from Tenant from and after the date of Closing, an amount up to the full amount of any arrearage existing on the date of Closing. With respect to additional rents and operating costs, the parties anticipate that a reconciliation for the calender year 1997 will be completed in March, 1998, and the parties agree to cooperate in dealing with Tenants regarding any shortages or overages. The parties also acknowledge that the reconciliation of such items for calender year 1998 will not occur until approximately March, 1999. At Closing, Seller shall transfer and assign to Purchaser that portion of additional rents and operating expenses received by Seller for 1998 and not applied by it to the payment of such expenses accruing prior to Closing, and Purchaser shall arrange with Tenants the reconciliation for 1998. For example, Seller will have collected from Tenants ad valorem taxes for a portion of 1998 for taxes not payable until after Closing, and Seller shall transfer such funds to Purchaser.

         (b) Property Taxes. City, state, county, and school district ad valorem
             --------------
     taxes for 1997 based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment (after adjusting for any Tenant recoveries). In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment or refund for the Property required to be paid or refunded with respect to the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment or refund for the Property for any year prior to the year of Closing shall be paid by or to Seller, as the case may be (after adjusting for any Tenant recoveries). As Seller is delivering all tax deposits received from Tenants for 1998 to Purchaser at Closing, the parties anticipate that the only proration for 1998 taxes will relate to space with respect to which Leases commenced after January 1, 1998.

         (c) Utility Charges. Seller shall pay all utility bills received prior
             ---------------
     to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing.

         (d) Service Contracts.  Charges under any Service Contracts
             -----------------
     shall be prorated as of Midnight preceding the date of Closing.

  15.  Purchaser's Default.  In the event of default by Purchaser under the
       -------------------
terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that said sum constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages.

  16.  Seller's Default.  In the event of default by Seller under the terms of
       ----------------
this Agreement, and in addition to the other remedies specifically set forth herein, at Purchaser's option: (i) Purchaser may terminate this Agreement by written notice to Seller, whereupon any Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and the parties hereto shall have no further rights or obligations hereunder whatsoever, or (ii) Purchaser shall be entitled to pursue the remedy of specific performance as its sole and exclusive remedy, and to the extent consistent therewith to receive an immediate refund of any Earnest Money.

  17.  Condemnation.  If, prior to the Closing, all or any part of the Property
       ------------
valued at more than $100,000 is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within ten (10) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph, then any Earnest Money shall be returned immediately to Purchaser and except as otherwise provided herein, the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith or the portion of the Property in question is valued at less than $100,000, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

  18.  Damage or Destruction.  If any of the Improvements shall be destroyed or
       ---------------------
damaged prior to the Closing, and the estimated cost of repair or replacement exceeds One Hundred Thousand Dollars ($100,000) or if any Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within ten (10) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event any Earnest Money shall immediately be returned to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph, or has no right to terminate this Agreement (because the damage or destruction does not exceed $100,000 and the Leases remain in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration) and Seller shall pay to Purchaser the amount of any deductible thereunder. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds other than rent loss proceeds attributable to the period prior to Closing.

  19.  Hazardous Substances.  To the Seller's knowledge: (a) there are not
       --------------------
"hazardous substances" (as defined in Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. as
                                                                ------
amended) at the Property; (b) there has been no release or threat of release of any such hazardous substance; (c) the Property is not subject to regulation by any governmental entity as result of the presence of (i) stored, leaked or spilled petroleum products, (ii) underground storage tanks, (iii) an accumulation of rubbish, debris or other solid waste, or because of the presence, release, threat of release, discharge, storage, treatment, generation or disposal of any "hazardous waste" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended), or "toxic
                                         ------
substance" (as defined in the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., as amended), including without limitation asbestos and items or
     ------
equipment containing polychlorinated biphenyls (PCBs) in excess of 50 parts per million; and (d) no environmental condition exists on the Property that either
(X) requires the owner of the Property to report such condition to any authority or agency of the State of Colorado or (Y) requires the owner of the Property to make a notation of such condition in any public records or conveyancing instrument upon the conveyance of the Property. Seller covenants during the period of this Agreement not to discharge or store any such materials on the Property.

  20.  Assignment.  Purchaser's rights and duties under this Agreement shall be
       ----------
freely transferable and assignable by Purchaser, but in the event of any such transfer or assignment, Purchaser shall remain liable for the performance of all obligations, covenants, conditions, and agreements imposed upon Purchaser pursuant to the terms of this Agreement.

  21.  Broker's Commission.  Purchaser and Seller hereby represent each to the
       -------------------
other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Prime West Real Estate Services, Inc. or any broker or agent claiming thereunder.

  22.  Notices.  Wherever any notice or other communication is required or
       -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by nationally recognized overnight courier, by facsimile (provided written confirmation of transmission is available) by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

  PURCHASER:       Wells Development Corporation
                   3885 Holcomb Bridge Road
                   Norcross, Georgia 30092
                   Attn: Mr. Michael C. Berndt
                   Facsimile: (770) 840-7224

  with a copy to:  O'Callaghan & Stumm LLP
                   127 Peachtree Street, N.E., Suite 1330
                   Atlanta, Georgia 30303
                   Attn: William L. O'Callaghan, Jr., Esq.
                   Facsimile: (404) 522-3080

  SELLER:          ORIX BROOMFIELD, INC,
                   100 North Riverside Plaza, Suite 1400
                   Chicago, IL 60606
                   Attn: James H. Purinton
                   Facsimile: (312) 669-6464

     and           Prime West Broomfield, Inc.
                   6025 South Quebec St., Suite 110
                   Englewood, CO 80111
                   Attn: Stephen F. Clarke
                   Facsimile: (303) 741-6988

  with copy to:    Katz Randall & Weinberg
                   333 W. Wacker Drive. Suite 1800
                   Chicago, IL 60606
                   Attn: Arnold Weinberg, Esq.
                   Facsimile: (312) 807-3903

Any notice or other communication given as hereinabove provided shall be deemed effectively given or received on the date of delivery.

  23.  Possession.  Possession of the Property shall be granted by Seller to
       ----------
Purchaser on the date of Closing, subject only to the Leases and the Permitted Exceptions.

  24.  Time Periods.  If the time period by which any right, option, or election
       ------------
provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day in Denver, Colorado.

  25.  Survival of Provisions.  All covenants, warranties, and agreements set
       ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement, for a period of 18 months.

  26.  Severability.  This Agreement is intended to be performed in accordance
       ------------
with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

  27.  Authorization.  Purchaser represents to Seller that this Agreement has
       -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

  28.  General Provisions.  No failure of either party to exercise any power
       ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective, permitted heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Colorado. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

  29.  Effective Date.  The "Effective Date" of this Agreement shall be deemed
       --------------
to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller. If the Effective Date does not occur on or before February 16, 1998, this Agreement shall be null and void and of no further force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                                         "SELLER":

                                         ORIX PRIME WEST BROOMFIELD VENTURE, a
                                         Colorado general partnership

                                         By:  Prime West Broomfield, Inc.
                                              General Partner

                                              By: /s/ Stephen F. Clarke
                                                  ---------------------
                                              Title:  President
                                                     ------------------
(CORPORATE SEAL)
                                         By:  ORIX Broomfield, Inc.
                                              General Partner

                                              By: /s/ Janet Primi
                                                  ---------------------
                                              Title:  Deputy President
                                                     ------------------
(CORPORATE SEAL)

                                         "PURCHASER":

                                         WELLS DEVELOPMENT CORPORATION
                                         a Georgia corporation

                                         By: /s/ Leo F. Wells, III
                                             ---------------------
                                         Title: President
                                               -------------------
(CORPORATE SEAL)